Exhibit 99.1

Contact:	Applied Digital Solutions, Inc. Digital Angel Corporation Allison Tomek (561) 805-8044 atomek@adsx.com
Applied Digital and Digital Angel Enter Merger Agreement
Combination Eliminates Holding Company Structure, Creating a More Efficient, Focused Business
New CEO to Lead NewCo
Digital Angel Minority Stockholders to Receive a 21% Premium Over Average Closing Price
of Both Stocks For Last 20 Trading Days; Applied Digital Stockholders to Have Direct,
Increased Ownership in Digital Angel’s Existing Businesses
New Streamlined Structure with Unique Combination of Outstanding Talent, Excellent
Market Position, Leading Edge Technologies and International Reach
Combination to Eliminate More Than $2 Million of Costs Annually
DELRAY BEACH, FL and SOUTH ST. PAUL, MN — August 9, 2007 — Applied Digital Solutions, Inc. (“Applied Digital”) (NASDAQ: ADSX), a leading provider of identification and security technology, and Digital Angel Corporation (“Digital Angel”) (AMEX: DOC), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, today announced that they have entered into a merger agreement. Under the agreement, Applied Digital and Digital Angel would come together to create a streamlined company focused on extending its global leadership in the markets it serves. This proposed transaction will create the world’s leading provider of identification, location and wellness monitoring systems for people and animals. The combination will be effected by Applied Digital acquiring the remaining 45% minority interest it does not currently own in Digital Angel. In the transaction, Digital Angel stockholders other than Applied Digital will receive 1.4 shares of Applied Digital common stock for every share of Digital Angel common stock held, representing a premium of 21% over the average closing price of Digital Angel and Applied Digital shares for the last 20 trading days. Upon completion of the transaction, Digital Angel’s common stock will no longer be listed for trading on the American Stock Exchange. After the transaction, the combined entity will trade on the Nasdaq Capital Market. The companies intend to announce a new CEO at the completion of the transaction.
Transaction Highlights:
•	Combines complementary assets from Applied Digital and Digital Angel

•	Strips away unnecessary corporate overhead and holding company structure, allowing significant streamlining of operations and reduction of costs, expected to be in excess of $2 million per year

•	Enhances technology transfer between the two companies, sharpening the focus on core businesses and facilitating the divestiture, at appropriate times, of non-core assets. Proceeds from the sale of these non-core businesses will then be reinvested in the growth engines of the new company

•	Gives Applied Digital stockholders a direct ownership position in Digital Angel

•	Gives Digital Angel stockholders ownership in VeriChip Corporation

•	Enables the new company to be a stronger U.S. based global competitor

Michael Krawitz, Chief Executive Officer of Applied Digital, commented: “In a single transaction, we will create a financially stronger, more robust and better capitalized company, and substantially reduce overhead costs. We also eliminate Applied Digital’s majority ownership overhang position in Digital Angel, which has created uncertainty among investors and customers.”
Each of the boards of directors of Applied Digital and Digital Angel unanimously approved the merger agreement, based on the unanimous recommendation of the special committee of independent directors of the applicable company. The special committees for Applied Digital and Digital Angel each retained independent legal and financial advisors to advise its respective committee. Digital Angel hired Seven Hills Partners LLC and Applied Digital hired Duff & Phelps, LLC to provide fairness opinions in connection with the transaction.
As a result of the transaction, each outstanding share of Digital Angel’s common stock not currently owned by Applied Digital will be converted into 1.4 shares of common stock of Applied Digital. This conversion ratio reflects a premium of 21% over the average closing price of Applied Digital’s and Digital Angel’s stock over the last 20 trading days. The average closing trading price of Digital Angel over the last 20 trading days was $1.468. The average closing trading price of Applied Digital over the last 20 trading days was $1.267. It is anticipated that the transaction will be tax-free to Applied Digital and Digital Angel, and the receipt of Applied Digital shares by Digital Angel stockholders will also be tax free. Upon completion of the transaction, which is expected to be before the end of the year, it is anticipated that Applied Digital stockholders will own approximately 70%, and that Digital Angel stockholders will own approximately 30% of the outstanding Applied Digital stock. Consummation of the transaction remains subject to customary conditions, including the approval of the issuance of shares in connection with the merger by the stockholders of Applied Digital, approval of the agreement by a majority of the stockholders of Digital Angel and by a majority of the minority stockholders of Digital Angel, and a registration statement being declared effective by the Securities and Exchange Commission.
Effective as of August 6, 2007, Digital Angel has appointed Barry M. Edelstein, a current Board member, as its interim Chief Executive Officer and President while it conducts a search for a new CEO. Edelstein will manage all aspects of Digital Angel’s operations including a focus on bottom-line profitability and facilitating the merger between Digital Angel and Applied Digital. Edelstein will be responsible for maximizing Digital Angel’s leadership role in RFID technologies for animal applications including livestock and pets, leveraging its leading position in the military and commercial search and rescue beacon markets, and capitalizing on McMurdo’s leading position in the emergency position-indicating rescue beacon (EPIRB) market. Edelstein succeeds Kevin N. McGrath, who will assist with the transition for Digital Angel over the next 30 days. McGrath and the Digital Angel Board have determined that new leadership is in the best interests of Digital Angel.
Edelstein has been a board member of Digital Angel since June 2005, and is President and Chief Executive Officer of ScentSational Technologies, Inc. He brings significant experience to Digital Angel in operations management and sales and marketing. From 2000 to 2002, Edelstein was Vice President, Sales and Sales Operations for Comcast Business Communications Inc. where he managed the integration of Comcast Telecommunications Inc. with two other subsidiaries and led a team that oversaw the sales, marketing, customer care, billing operations and supplier management function of the company. From 1997 to 2000, he was Vice President, Sales and Marketing for Comcast Telecommunications Inc., a

provider of long distance, internet and private network services in the mid-Atlantic region of the U.S. From 1992 to 1997, he was President and Co-Founding Principal of GlobalCom Telecommunications, a regional reseller of long distance, private network and internet services which was sold to Comcast in June 1997. Prior to that, he was an associate at Rubin, Shapiro & Wiese, a Philadelphia law firm specializing in real estate and corporate commercial litigation. Edelstein has a bachelor’s degree in business administration from Drexel University and received his law degree from Widener University School of Law, Wilmington, Delaware.
Scott R. Silverman will remain Chairman of the Board of Directors of Digital Angel until completion of the transaction, at which time he intends to step down from the Board. Krawitz intends to remain CEO of Applied Digital and a member of the Applied Digital Board through completion of the transaction and will then assume a position on the Board of the combined company.
“This transaction simplifies the capital structure, streamlines operations and should make Digital Angel more attractive for investors,” said Edelstein. “This transaction also gives Applied Digital stockholders direct ownership in Digital Angel and gives Digital Angel stockholders a significant interest in VeriChip Corporation, a compelling, high-growth business and majority-owned subsidiary of Applied Digital, which recently went public.
“We are excited about delivering high-quality RFID and GPS solutions to some of the largest markets in the world. With more capital available to be deployed into our business, we envision extending our leading positions in the areas we serve best,” said Edelstein.
Edelstein concluded, “From a financial perspective, Digital Angel stockholders will receive a 21% premium on their shares without requiring them to give up ownership in the businesses we currently own.”
Krawitz commented, “This transaction unmasks our great technologies and our substantially improved performance. Our current holding company structure adds unnecessary expense, and we can improve results by eliminating that. Moreover, our stockholders appreciate the value of Digital Angel but didn’t have a direct ownership of that business. This transaction allows our stockholders to increase their ownership from approximately 55% today to approximately 70% post-transaction.”
Applied Digital and Digital Angel expect the proposed transaction to save the companies in excess of $2 million a year over the next three years. Almost all of the reduced costs will come from the consolidation of facilities and operations, the reduction of accounting, insurance and other public company costs and the elimination of duplicate corporate functions.
Conference Call
Applied Digital and Digital Angel will host a joint conference call today for investors, analysts, business and trade media, and other interested parties at 8:30 a.m. EDT. Interested participants should call (866) 323-2725 within the United States or (706) 643-1836 internationally. Please use passcode 11949742. Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through Applied Digital’s Web site at www.adsx.com or Digital Angel’s Web site at www.digitalangelcorp.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from August 9 at approximately 10:00 a.m. EDT to September 9 at 11.59 p.m. EDT. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 11949742. Alternatively, a Web cast replay can be accessed through Applied Digital’s Web site at www.adsx.com or Digital Angel’s Web site at www.digitalangelcorp.com.

Second Quarter 2007 Financial Results Information
Digital Angel and Applied Digital reported their financial results for the second quarter of 2007 at 7:30 am EDT. Those press releases can be found on www.digitalangelcorp.com and www.adsx.com, respectively.
About Applied Digital — “The Power of Identification Technology”
Applied Digital develops innovative identification and security products for consumer, commercial, and government sectors worldwide. Applied Digital’s unique and often proprietary products provide identification and security systems for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader in identification technology. Applied Digital is the owner of majority positions in Digital Angel Corporation (AMEX: DOC) and VeriChip Corporation (NASDAQ: CHIP).
About Digital Angel Corporation
Digital Angel Corporation (www.DigitalAngelCorp.com) develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for Digital Angel’s products include identification and monitoring of humans, pets, fish, poultry and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.
Forward Looking Statements
Information contained in this document may contain forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, transaction synergies and other benefits of the merger, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Applied Digital’s and/or Digital Angel’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Applied Digital’s and Digital Angel’s control, which affect operations, performance, business strategy and results and could cause actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Reorganization; (2) the inability to complete the merger due to the failure to obtain the requisite stockholder approval or the failure to satisfy other conditions to the merger; (3) those factors set forth in Applied Digital’s Form 10-K, Form 10-Q and other filings with the SEC; (4) those factors set forth in Digital Angel’s Form 10-K, Form 10-Q and other filings with the SEC; and (4) the risk that expected synergies and benefits of the merger will not be realized within the expected time frame or at all. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Applied Digital’s ability to control or predict. Applied Digital undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.
Additional Information and Where to Find It
In connection with the Merger, Applied Digital intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus of Applied Digital and Digital Angel. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about Applied Digital, Digital Angel and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by Applied Digital or Digital Angel by directing a written request, as appropriate, to Applied Digital at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Digital Angel at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Applied Digital, Digital Angel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Applied Digital is also included in Applied Digital’s proxy statement (Form DEF 14A) for the 2007 annual meeting of the Company’s stockholders, which was filed with the SEC on May 4, 2007. Additional information regarding the directors and executive officers of Digital Angel is also included in Digital Angel’s Form 10-K/A, which was filed with the SEC on April 30, 2007. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.